                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.


                            BED BATH & BEYOND INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [BED BATH & BEYOND LOGO]

[BED BATH & BEYOND LETTERHEAD]


                                  May 15, 1998


Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Bed Bath & Beyond Inc., which will be held at the Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey on Friday, June 26, 1998, at 9:00 a.m., local time.



     At the meeting, you will be asked to elect two directors, approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, approve and ratify the adoption of the Bed Bath & Beyond Inc. 1998 Stock Option Plan and ratify the appointment of auditors. These proposals are more fully discussed in the accompanying Proxy Statement, which you are urged to read carefully. Your Board of Directors recommends a vote FOR each of the proposals.


     It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,


                                          /s/ Warren Eisenberg
                                          Warren Eisenberg
                                          Chairman and
                                          Co-Chief Executive Officer




                                          /s/ Leonard Feinstein
                                          Leonard Feinstein
                                          President and
                                          Co-Chief Executive Officer

                             BED BATH & BEYOND INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 26, 1998

To the Shareholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Bed Bath & Beyond Inc. to be held at the Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey on Friday, June 26, 1998 at 9:00 a.m. (local time).

     The Annual Meeting will be held for the following purposes:

          1. To elect two directors to serve for three years until the Annual Meeting in 2001 and until their successors have been elected and qualified (Proposal 1).

          2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending February 27, 1999 (Proposal 2).

          3. To approve and ratify the adoption of the Bed Bath & Beyond Inc. 1998 Stock Option Plan (Proposal 3).

          4. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150 million shares to 350 million shares (Proposal 4).

          5. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on May 8, 1998 are entitled to notice of the meeting and to vote at it or any adjournment or adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. If it is convenient for you to do so, we hope you will attend the meeting. If you cannot attend the meeting, we urge you to fill out the enclosed proxy card and return it to us in the envelope provided so that your stock may be voted. No postage is required.

                                          WARREN EISENBERG,
                                          Chairman and
                                          Co-Chief Executive Officer

                                          LEONARD FEINSTEIN,
                                          President and
                                          Co-Chief Executive Officer

Union, New Jersey
May 15, 1998

     PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                             BED BATH & BEYOND INC.
                               650 LIBERTY AVENUE
                            UNION, NEW JERSEY 07083

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bed Bath & Beyond Inc., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 26, 1998. This Proxy Statement and form of proxy are being mailed to shareholders on or about May 15, 1998. A copy of the 1997 Annual Report to Shareholders is being mailed with this Proxy Statement.

     Sending in a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company or by attending the Annual Meeting and voting in person. All properly executed proxies not revoked will be voted at the meeting in accordance with the instructions contained therein.

     It is proposed that action will be taken at the Annual Meeting: (i) to elect two directors to hold office until the Annual Meeting in 2001 and until their successors have been elected and qualified; (ii) to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending February 27, 1999 ("fiscal 1998"); (iii) to approve and ratify the adoption of the Bed Bath & Beyond Inc. 1998 Stock Option Plan; and (iv) to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150 million shares to 350 million shares. The Board of Directors knows of no other business to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting or any adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote, or otherwise to act, in accordance with their judgment on such matters.


     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by directors or employees of the Company or its subsidiaries without additional compensation or, at the Company's request, D.F. King & Co, Inc. ("D.F. King"). The Company has engaged D.F. King to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement for out of pocket expenses and certain additional fees for other services rendered by D.F. King in connection with such solicitation. In addition, the Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.


                                     VOTING


     Only shareholders of record at the close of business on May 8, 1998 will be entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 69,232,181 shares of Common Stock, each share entitled to one vote. A majority of such shares represented at the Annual Meeting, in person or by proxy, will constitute a quorum at the Annual Meeting.



     Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the two nominees receiving the greatest number of votes will be elected as directors). The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1998 and the approval and ratification of the Bed Bath & Beyond Inc. 1998 Stock Option Plan each requires the approving vote of a majority of the votes cast with respect to such matter. The amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150 million to 350 million requires the approving vote of shareholders holding a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting. Neither abstentions nor broker non-votes will be considered votes "cast" for purposes of the foregoing and, accordingly, neither abstentions nor broker non-votes will affect the vote with respect to such matters.

     Under applicable New York Stock Exchange rules, all of the Company's proposals are considered "discretionary" items upon which New York Stock Exchange member brokerage firms that hold shares in street name may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table and the notes thereto sets forth, as of May 8, 1998, certain information regarding the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) of the Common Stock of the Company with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the executive officers of the Company named in the Summary Compensation Table that appears under "Executive Compensation," (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned by such shareholder.



                                                                NUMBER OF SHARES
                                                                OF COMMON STOCK       PERCENT
     NAME OF SHAREHOLDER                  POSITION             BENEFICIALLY OWNED     OF CLASS
     -------------------                  --------             ------------------     --------
Warren Eisenberg..............  Chairman, Co-Chief Executive
                                  Officer and Director              6,040,208(a)         8.7%
Leonard Feinstein.............  President, Co-Chief
                                Executive
                                  Officer and Director              6,036,794(b)         8.7%
Klaus Eppler..................  Director                                1,138              *
Robert S. Kaplan..............  Director                                  676              *
Robert J. Swartz..............  Director                                  942              *
Steven H. Temares.............  Executive Vice President --
                                  Chief Operating Officer              87,000(c)           *
Ronald Curwin.................  Chief Financial Officer
                                and Treasurer                          38,000(c)           *
Putnam Investments, Inc.......                                      8,468,315(d)        12.2%
All Directors and Executive
  Officers as a group
  (Ten Persons)...............                                     12,559,958(c)(e)     18.1%


---------------

  * Less than 1% of class.



(a) The shares shown as being owned by Warren Eisenberg include: (i) 4,125,384 shares owned by Mr. Eisenberg individually; (ii) 859,824 shares owned of record by a trust for the benefit of Mr. Eisenberg and his family members;
    (iii) 1,000,000 shares owned of record by Mr. Eisenberg's wife; and (iv) 55,000 shares owned of record by a not-for-profit charitable foundation of which Mr. Eisenberg is a trustee. Warren Eisenberg has sole voting power with respect to the shares held by him individually. Warren Eisenberg disclaims beneficial ownership of any of the shares not owned by him individually. The shares owned by the trust, the shares owned by the charitable foundation and 85,176 of the shares owned by Mr. Eisenberg were sold subsequent to May 8, 1998.



(b) The shares shown as being owned by Leonard Feinstein include: (i) 5,121,970 shares owned by Mr. Feinstein individually; (ii) 859,824 shares owned of record by a trust for the benefit of Mr. Feinstein; and (iii) 55,000 shares owned of record by a not-for-profit charitable foundation of which Mr. Feinstein is a trustee. Leonard Feinstein has sole voting power with respect to the shares held by him individually. Leonard Feinstein disclaims beneficial ownership of any of the shares not owned by him individually. The shares owned by the trust, the shares owned by the charitable foundation and 85,176 of the shares owned by Mr. Feinstein were sold subsequent to May 8, 1998.



(c) Includes shares issuable pursuant to stock options that are or become exercisable within 60 days of May 15, 1998.



(d) Information regarding Putnam Investments, Inc. ("Putnam") was obtained from a Schedule 13G, as amended, filed by Putnam with the Securities and Exchange Commission ("SEC"). Such Schedule 13G states that Putnam and its parent corporation, Marsh & McLennan Companies, Inc., are deemed to have beneficial ownership of the 8,468,315 shares of Common Stock. The Schedule 13G also states that 7,983,615 of such shares are held by registered investment companies and/or other investment advisory clients in accounts managed by Putnam Investment Management, Inc., a registered investment adviser and a subsidiary of Putnam, and 484,700 of such shares are held by registered investment companies and/or other investment advisory clients in accounts managed by The Putnam Advisory Company, Inc., a registered investment adviser and a subsidiary of Putnam. The Schedule 13G also states that Putnam, which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients, have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, Inc. has shared voting power over the shares held by the institutional clients. The Schedule 13G further states that Marsh & McLennan Companies, Inc. and Putnam declare that the filing of the Schedule 13G shall not be deemed an admission by either or both of them that they are, for the purposes of Section 13(d) or 13(g), the beneficial owner of any securities covered by the Schedule 13G, and further state that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

(e) Includes all the shares of Common Stock listed in the table above other than shares listed as beneficially owned by Putnam Investments Inc.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Certificate of Incorporation of the Company provides for a classified Board of Directors divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number of directors as possible. The current number of directors is five. Two directors are to be elected at the 1998 Annual Meeting for a term expiring at the 2001 Annual Meeting. The Board has nominated Warren Eisenberg and Robert J. Swartz, who are current directors of the company. Mr. Swartz's term of office as director expires at the 1998 Annual Meeting. Mr. Eisenberg is being nominated for a three-year term expiring at the 2001 Annual Meeting, although his current term of office as a director would not expire until the 1999 Annual Meeting. Set forth below is certain information with respect to the nominees for election as director and incumbent directors.

NOMINEES FOR ELECTION AS DIRECTOR

NAME                                 AGE              POSITION              DIRECTOR SINCE
----                                 ---              --------              --------------
Warren Eisenberg...................   67    Chairman, Co-Chief Executive         1971
                                              Officer and Director
Robert J. Swartz...................   72    Director                             1992

     WARREN EISENBERG, a co-founder of the Company, has been an officer of the Company since the Company commenced operations in 1971 (serving as President and Co-Chief Executive Officer until 1992, and Chairman and Co-Chief Executive Officer since that date).

     ROBERT J. SWARTZ is a certified public accountant and has been a financial consultant to various businesses, including the Company, since April 1991. Mr. Swartz is Vice President of Alco Capital Group, Inc. For more than five years prior to April 1991, he was a partner in the accounting firm of KPMG Peat Marwick LLP (and its predecessors). He is also a director of Standard Motor Products, Inc.

INCUMBENT DIRECTORS OTHER THAN NOMINEES


                                                                                TERM EXPIRING
                                                                                  AT ANNUAL
NAME                   AGE              POSITION              DIRECTOR SINCE     MEETING IN
----                   ---              --------              --------------    -------------
Leonard Feinstein....   61    President, Co-Chief                  1971             2000
                              Executive Officer and
                                Director
Robert S. Kaplan.....   40    Director                             1994             1999
Klaus Eppler.........   68    Director                             1992             2000

     LEONARD FEINSTEIN, a co-founder of the Company, has been an officer of the Company since the Company commenced operations in 1971 (serving as a Co-Chief Executive Officer, Treasurer and Secretary until 1992, and as President and Co-Chief Executive Officer since that date). He is also a director of Reckson Associates Realty Corp.

     ROBERT S. KAPLAN, is a Managing Director of Goldman, Sachs & Co., an investment banking firm. Goldman, Sachs & Co. was one of the representatives of the U.S. Underwriters for the Company's public offerings of Common Stock in 1992 and 1993, and Goldman Sachs International Limited, one of the representatives of the International Underwriters of such public offerings, is an affiliate of Goldman, Sachs & Co. Mr. Kaplan has been a Managing Director of or employed by Goldman, Sachs & Co. for more than five years.

     KLAUS EPPLER is a practicing attorney and has been a partner in the law firm of Proskauer Rose LLP, counsel to the Company, since 1965. Such firm received fees for legal services from the Company during the fiscal year ended February 28, 1998 ("fiscal 1997"), and it is anticipated that such firm will continue to provide certain legal services to the Company during fiscal 1998. He is also a director of Inovision Corporation and The Dress Barn, Inc.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD


     The Board of Directors held five meetings during fiscal 1997.


     The Board of Directors has an Audit Committee, currently consisting of Messrs. Swartz, Eppler and Kaplan. The functions of this Committee include recommending to the Board the engagement or discharge of independent auditors, directing investigations into matters relating to audit functions, and reviewing the Company's internal accounting controls and the results of the audit with the auditors. The Audit Committee held one meeting during fiscal 1997.

     The Board of Directors has no standing nominating or compensation committees.


     Each of the Company's Stock Option Plans is administered by two Stock Option Committees. One committee ("Committee A") currently consists of Messrs. Eisenberg and Feinstein. Committee A is authorized to grant stock options to all eligible employees of the Company, except "Senior Persons", which includes officers, directors, managers more senior than store manager and consultants and advisors and others providing goods and services to the Company. The other committee ("Committee B") currently consists of Messrs. Swartz and Kaplan. Committee B, each of whose members is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined in Section 162(m) of the Internal Revenue Code, is authorized to grant stock options to all eligible Senior Persons. Neither Committee A nor Committee B held any formal meetings during fiscal 1997 but acted by written consent.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



     In June 1997, the Board of Directors appointed a special committee of outside directors (consisting of Messrs. Swartz, Eppler and Kaplan) to consider compensation and employment agreement arrangements with the Co-Chief Executive Officers. The committee held several meetings during fiscal 1997. See "Incumbent Directors other than Nominees," above for information regarding Klaus Eppler's relationship with Proskauer Rose, LLP, counsel to the Company. See "Executive Compensation -- Agreements with Messrs. Eisenberg and Feinstein".

                             EXECUTIVE COMPENSATION


     The following table shows the aggregate compensation paid or accrued by the Company to its two Co-Chief Executive Officers and to each other person who served as an executive officer of the Company in fiscal 1997 and who was paid salary and bonus in fiscal 1997 in excess of $100,000.



SUMMARY COMPENSATION TABLE





                                                                         LONG TERM
                                                                       COMPENSATION
                                               ANNUAL            -------------------------
                                            COMPENSATION          RESTRICTED    SECURITIES
           NAME AND                    -----------------------      STOCK       UNDERLYING      ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY ($)    BONUS ($)   AWARD(S)($)    OPTIONS #    COMPENSATION($)
      ------------------        ----   ----------    ---------   ------------   ----------   ---------------
Warren Eisenberg..............  1997     750,000(a)      0            0          500,000         317,758(b)
  Chairman and                  1996     750,000         0            0                0         319,574(b)
  Co-Chief Executive Officer    1995     750,000         0            0                0         323,456(b)

Leonard Feinstein.............  1997     750,000(c)      0            0          500,000         258,381(d)
  President and                 1996     750,000         0            0                0         258,828(d)
  Co-Chief Executive Officer    1995     750,000         0            0                0         260,055(d)

Steven H. Temares.............  1997     292,000(e)      0            0          100,000         --
  Executive Vice President --   1996     199,000         0            0           25,000         --
  Chief Operating Officer       1995     166,000         0            0           60,000         --

Ronald Curwin.................  1997     130,000         0            0           10,000         --
  Chief Financial Officer       1996     121,000         0            0           10,000         --
  and Treasurer                 1995     121,000         0            0                0         --


---------------
(a) Mr. Eisenberg is employed by the Company pursuant to an employment agreement. See "Agreements with Messrs. Eisenberg and Feinstein" below.


(b) Includes: (i) certain personal benefits provided by the Company to Mr. Eisenberg in fiscal 1995, 1996 and 1997 (such as the use of Company cars for non-business purposes and tax preparation services) at an aggregate cost to the Company of approximately $14,480, $15,154, and $16,573, respectively;
    (ii) insurance premiums in the amount of approximately $2,200, $2,400 and $1,813 in fiscal 1995, 1996 and 1997, respectively, paid by the Company in respect of certain insurance policies other than life insurance; and (iii) other premium payments under the Life Insurance Policies of $306,776 in fiscal 1995, $302,020 in fiscal 1996 and $299,372 in fiscal 1997. See
    "Agreements with Messrs. Eisenberg and Feinstein" below.


(c) Mr. Feinstein is employed by the Company pursuant to an employment agreement. See "Agreements with Messrs. Eisenberg and Feinstein" below.


(d) Includes: (i) certain personal benefits provided by the Company to Mr. Feinstein in fiscal 1995, 1996 and 1997 (such as the use of Company cars for non-business purposes and tax preparation services) at an aggregate cost to the Company of approximately $12,908, $15,138 and $16,525, respectively;
    (ii) insurance premiums in the amount of approximately $2,200, $2,400 and $1,813 in fiscal 1995, 1996 and 1997, respectively, paid by the Company in respect of certain insurance policies other than life insurance; and (iii) other premium payments under the Life Insurance Policies of $244,947 in fiscal 1995, $241,290 in fiscal 1996 and $240,043 in fiscal 1997. See
    "Agreements with Messrs. Eisenberg and Feinstein" below.



(e) Mr. Temares is employed pursuant to an agreement which provides for severance payments of three years' annual salary under certain circumstances and contains non-competition, non-solicitation and confidentiality provisions.

STOCK OPTIONS

     The following table sets forth information as of February 28, 1998 for each of the named executive officers of the Company named in the Summary Compensation Table with respect to options granted during the fiscal year ended February 28, 1998 and their potential value (at the end of the option term assuming certain levels of appreciation of the Company's Common Stock).

                          OPTION GRANTS IN FISCAL 1997


                                                                                       POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     PERCENT OF                                        ASSUMED ANNUAL RATES OF
                         SECURITIES    TOTAL OPTIONS                                    STOCK PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO     EXERCISE OR                             OPTION TERM(1)
                           OPTIONS     EMPLOYEES IN    BASE PRICE                      ------------------------------
         NAME            GRANTED (#)    FISCAL YEAR     ($/SHARE)    EXPIRATION DATE       5%($)           10%($)
         ----            -----------   -------------   -----------   ---------------   -------------   --------------
Warren Eisenberg.......    500,000(2)       23%           31.25         8/26/2007        9,626,479       24,902,225
Leonard Feinstein......    500,000(2)       23%           31.25         8/26/2007        9,626,479       24,902,225
Steven H. Temares......    100,000(3)        5%           24.25         3/06/2007        1,525,069        3,864,825
Ronald Curwin..........     10,000(4)        1%           24.75         4/15/2007          155,651          394,451


---------------

(1) The dollar amounts under these columns are the result of calculations at the hypothetical rates of 5% and 10% set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.


(2) Options to purchase 500,000 shares were granted to each of Messrs. Eisenberg and Feinstein on August 26, 1997 and are exercisable with respect to 100,000 shares on each of August 26, 1998, August 26, 1999, August 26, 2000, August 26, 2001 and August 26, 2002.

(3) Options to purchase 100,000 shares were granted to Mr. Temares on March 6, 1997 and are exercisable with respect to 10,000 shares on each of March 6, 1998 and March 6, 1999, with respect to an additional 20,000 shares on each of March 6, 2000, March 6, 2001 and March 6, 2002 and with respect to an additional 10,000 shares on each of March 6, 2003, and March 6, 2004.

(4) Options to purchase 10,000 shares were granted to Mr. Curwin on April 15, 1997 and are exercisable with respect to 2,000 shares on each of April 15, 1998, April 15, 1999, April 15, 2000, April 15, 2001 and April 15, 2002.


                         FISCAL YEAR-END OPTION VALUES


     The following table sets forth information for each of the named executive officers with respect to option exercises during fiscal 1997 and the value of outstanding or unexercised options held as of February 28, 1998.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF THE UNEXERCISED
                                                                   OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES                            FEBRUARY 28, 1998           FEBRUARY 28, 1998(1)
                            ACQUIRED ON                    ---------------------------   ---------------------------
                             EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           NAME                 (#)            ($)             (#)            (#)            ($)            ($)
           ----             -----------   --------------   -----------   -------------   -----------   -------------
Warren Eisenberg(2).......         0              --              0         500,000              --      5,969,000
Leonard Feinstein(2)......         0              --              0         500,000              --      5,969,000
Steven H. Temares.........    24,000         714,000         40,000         225,000       1,268,519      5,815,671
Ronald Curwin(2)..........         0              --         32,000          38,000         945,016        970,644

---------------
(1) Represents the difference between the closing market price of the Common Stock at February 27, 1998 of $43.188 per share and the exercise price per share of the options, multiplied by the number of shares underlying the options.

(2) The options granted to Messrs. Eisenberg, Feinstein and Curwin may be assigned by them to their respective spouses and descendants or to trusts for their benefit.

DIRECTORS' COMPENSATION

     In fiscal 1997, each outside director was paid at the rate of $2,500 per quarter. Directors are permitted to receive all or a portion of such payments in the form of Common Stock.

AGREEMENTS WITH MESSRS. EISENBERG AND FEINSTEIN


     Messrs. Eisenberg and Feinstein are employed pursuant to employment agreements entered into as of June 30, 1997 providing for the Company to pay each of them during their term of employment an annual salary (which may be increased by the Board of Directors) of $750,000. The agreements provide for a term of five years expiring June 30, 2002 unless extended, subject, however, to the right of the executive at any time during his employment to elect senior status (i.e., to be continued to be employed to provide non-line-executive consultative services) at an annual salary of $400,000 for a period (the "Senior Status Period") of up to ten years from the date of such election. The Company has the option at the expiration of the employment term to require the executive to commence the Senior Status Period and provide senior status services. While on senior status, the executive is not required to devote more than 50 hours in any three-month period to his consultative duties. The agreements contain non-competition, non-solicitation and confidentiality provisions generally applicable through the term of employment, including the Senior Status Period, and any period thereafter during which salary payments would be required to be made under specified agreement provisions. The agreements also provide for a continuation of certain employee benefits through and after employment and the Senior Status Period. The agreements further provide that in the event of a change in control the executive may, at his option, terminate employment and be entitled to payment of three years' annual salary, if termination is prior to the Senior Status Period, and $200,000 times the number of years remaining in the Senior Status Period, if termination is during such Senior Status Period. Under the agreements, the executive also is entitled to terminate employment and be paid through the end of the term of employment and the Senior Status Period (or, at the election of the Company, in a lump sum on a present value discounted basis) if the executive is removed from or not reelected to any officer or director position or there is a material diminution in the executive's duties.



     The Company has "split dollar" insurance agreements with trusts established by each of Messrs. Eisenberg and Feinstein and their wives pursuant to which the Company contracted to pay a portion of the premiums payable on outstanding life insurance policies on the joint lives of each of Messrs. Eisenberg and Feinstein and their wives, each with aggregate face values of $30 million (the "Life Insurance Policies"), until the earlier of (a) such time as the cash value of each Life Insurance Policy is sufficient to pay the premiums thereof, (b) the termination of the arrangement by surrender of the policies or payment to the Company of the entire amount of the premiums previously paid, or (c) the date of death of the last to die of Mr. Eisenberg and his wife, with respect to Mr. Eisenberg's Life Insurance Policies, and the last to die of Mr. Feinstein and his wife, with respect to Mr. Feinstein's Life Insurance Policies.



     Under the "split dollar" agreements the premiums paid by the Company are to be returned to the Company, without interest, no later than the earlier to occur of (a) the death of the last spouse to die of the insured persons under each Life Insurance Policy, and (b) the surrender or termination of each Life Insurance Policy. Consequently, the Life Insurance Policies should not result in an expense to the Company, except to the extent of costs incurred (if any) for advancing the premiums. The repayment of premiums paid by the Company will be made either out of the insurance proceeds (if paid) or the cash surrender value of the Life Insurance Policies (if insurance proceeds are not paid). In the latter case, Messrs. Eisenberg and Feinstein and their wives are personally liable to the Company for the excess, if any, of the total amount of premiums paid by the Company for the Life Insurance Polices over the cash surrender values thereof.

                 COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     While decisions regarding salary levels for management personnel, other than the Co-Chief Executive Officers, have been left to the Co-Chief Executive Officers, the Board of Directors has formulated general policies designed to enable the Company to reward qualified management personnel and to provide longer term incentives. The Board of Directors believes that long-term stock options will tend to provide incentives to management personnel as well as to align such incentives with shareholder return. Accordingly, the Stock Option Committees of the Board of Directors have granted options to management personnel, from department manager and up, with the specific number of options granted being commensurate with the degree of responsibility of the grantee's position.

     A special committee of outside directors considered the compensation of the Co-Chief Executive Officers in connection with the June 30, 1997 expiration of their five-year employment agreements. The salary of each Co-Chief Executive Officer has remained unchanged at $750,000 per annum since 1992. These salaries were not increased in the new employment agreements, although they may be increased by the Board of Directors during the term of the new agreements. However, payments upon termination of employment, including termination following a change in control, as well as certain other benefits, were expanded from those called for under the prior agreements. In August 1997, the Co-Chief Executive Officers were for the first time each granted options under the Company's stock option plans to purchase 500,000 shares of common stock. In determining the number of options to grant the Co-Chief Executive Officers, the Stock Option Committee for Senior Persons considered the number of options granted to other management personnel over the prior five years, the results of operations of the Company, the total compensation arrangements for Chief Executive Officers at other retail companies, and other factors. See "Stock Options" and "Agreements with Messrs. Eisenberg and Feinstein" above.

                                          BOARD OF DIRECTORS

                                          Warren Eisenberg
                                          Leonard Feinstein
                                          Robert J. Swartz
                                          Klaus Eppler
                                          Robert S. Kaplan

                              CERTAIN TRANSACTIONS

     The Company obtains certain payroll-related services from Petitti, Eisenberg & Gamache, P.C., an accounting firm at which Raymond Eisenberg, a brother of Warren Eisenberg, is employed. During fiscal 1997, the Company paid fees to Petitti, Eisenberg & Gamache, P.C. of approximately $308,000.

     In fiscal 1997, the Company made charitable contributions to the Mitzi and Warren Eisenberg Family Foundation, Inc. and the Feinstein Family Foundation, Inc. in the aggregate amount of $300,000. These not-for-profit charitable foundations, of which Messrs. Eisenberg and Feinstein and their family members are the trustees and officers, also received charitable contributions from Messrs. Eisenberg and Feinstein and made distributions to charities in excess of the amounts contributed by the Company.

                         STOCK PRICE PERFORMANCE GRAPH


     The graph below compares the cumulative total shareholder return on the Common Stock of the Company, during the period February 28, 1993 through the end of fiscal 1997, with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Specialty Retail Index over the same period (assuming the investment of $100 in the Company's Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Specialty Retail Index on February 28, 1993, and the reinvestment of all dividends).


        Measurement Period             Bed Bath &                             S&P Specialty
      (Fiscal Year Covered)            Beyond Inc.        S&P 500 Index       Retail Index
2/28/93                                    100                 100                 100
2/27/94                                    180                 108                  93
2/26/95                                    169                 116                  73
2/25/96                                    253                 150                  58
3/1/97                                     270                 177                  77
2/28/98                                    336                 209                  83


                      APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL 2)


     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors to examine the consolidated financial statements of the Company for fiscal 1998. The Board of Directors recommends to shareholders that they ratify this appointment. In the event that the shareholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its shareholders.


     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions and such representative will have the opportunity to make a statement if he or she desires to do so.


APPROVE AND RATIFY THE ADOPTION OF BED BATH & BEYOND INC. 1998 STOCK OPTION PLAN

                                  (PROPOSAL 3)


     On April 1, 1998 the Board of Directors adopted the Bed Bath & Beyond Inc. 1998 Stock Option Plan (the "1998 Plan"), subject to approval and ratification of the 1998 Plan by a majority of the votes cast at the 1998 meeting. As of May 8, 1998 fewer than 750,000 shares out of the aggregate of 7,600,000 shares of Common Stock authorized for grant under the 1992 Stock Option Plan and 1996 Stock Option Plan

(collectively, the "Prior Stock Option Plans") remained available for future grants. Options may be granted under the 1992 Stock Option Plan through May 2002 and under the 1996 Stock Option Plan through May 2006. The 1998 Plan provides for the granting of options to purchase not more than an aggregate of 3,000,000 shares of Common Stock, subject to adjustment under certain circumstances. Options granted under the 1998 Plan may be "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options that are not "incentive stock options." It has been the Company's policy to grant options that are non-qualified options. The last reported sale price of the Common Stock on May 8, 1998, as quoted through the NASDAQ National Market System, was $51.88.



     The Board of Directors believes that stock options provide performance incentives and align such incentives with shareholder returns. Options have heretofore been granted to a wide range of employees of the Company. Accordingly, the Board of Directors recommends that shareholders approve and ratify the 1998 Plan described below. The following summary of the principal provisions of the 1998 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 1998 Plan set forth in Exhibit A hereto. The Prior Stock Option Plans and the 1998 Plan together are herein referred to as the "Plans."


OPTION GRANTS


     All officers, directors and employees of the Company and other parties who provide goods or services to the Company are eligible to participate in the 1998 Plan. Persons may receive grants under both the 1998 Plan and the Prior Stock Option Plans in the same fiscal or calendar year. As of February 28, 1998, there were approximately 8,200 officers, directors and employees of the Company. The Stock Option Committees (defined below) determine, subject to the provisions of the 1998 Plan, to whom options are granted, the number of shares of Common Stock subject to an option, whether stock options shall be incentive or non-qualified, the exercise price of such options, whether the options may be exercised in full or in installments and the period during which such options may be exercised. In determining persons who are to receive options and the number of shares of Common Stock to be covered by each option, the Stock Option Committees consider various factors, including each eligible person's position and responsibilities, service and accomplishments, present and future value to the Company, anticipated length of future service and other relevant factors. To the extent options granted under the 1998 Plan to an optionee qualify as incentive stock options, the aggregate fair market value (as defined in the 1998
Plan) of the Common Stock with respect to which incentive stock options are exercisable under both the Prior Stock Option Plans and the 1998 Plan for the first time by such optionee during the calendar year may not exceed $100,000. The maximum number of shares that may be granted under each of the Prior Stock Option Plans and the 1998 Plan during any calendar year to any employee or Associate (as defined in each Plan) of the Company may not exceed 100,000 with respect to each Plan (subject to adjustment in the case of stock splits and other similar transactions), but shortfalls in any calendar year may be carried forward to subsequent years. The above provisions in the Prior Stock Option Plans and the 1998 Plan relating to maximum annual grants of options on shares, and certain other provisions, are intended to comply with Section 162(m) of the Code and the Regulations thereunder. In addition, under the 1998 Plan, the maximum number of options that may be granted to any single person under that Plan over the term of the Plan may not exceed 300,000 shares.


ADMINISTRATION

     Each of the Plans is administered by two stock option committees (the "Stock Option Committees") appointed by the Board of Directors, each consisting of at least two members of the Board of Directors. Committee A is authorized to grant stock options to all persons entitled to be granted stock options under the Plans, except to the following persons (collectively, "Senior Persons"): (i) any officer or director of the Company, (ii) any district manager, regional manager or general merchandise manager or any other more senior manager than store manager or (iii) any Associate (as defined in the Plans) of the Company that is an affiliate of the Company or of any of the persons described in clause
(i) or (ii) above. Committee B, each of whose members is a "non-employee director", within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director," as defined in Section 162(m) of the Code, is authorized to grant stock options to all Senior Persons entitled to be granted stock options under the

Plans. Each Stock Option Committee has full power and authority to interpret the provisions of the Plans, set the terms and conditions of the Plans with respect to each person to whom stock options have or may be granted under the Plans by such committee. The members of Committee A are currently Messrs. Eisenberg and Feinstein and the members of Committee B are currently Messrs. Swartz and Kaplan, each of whom is presently a director of the Company.

TERMINATION OF EMPLOYMENT

     Except as provided in the following sentence, an optionee's options terminate immediately upon the termination of such optionee's employment with the Company, subject to the following exceptions: (i) if the termination is by reason of death or disability of the optionee, the unexercised portion of such options continues to be exercisable for twelve months after such termination and
(ii) if the termination is for any other reason, excluding termination for cause, the unexercised portion of such options continues to be exercisable for three months after such termination. The Stock Option Committees under the Plans in their discretion in any particular case may provide that upon termination of an optionee's employment with the Company, the unexercised portion of such optionee's options shall continue to be exercisable for a longer or shorter period than the period provided for in the preceding sentence, subject to the following: (i) in the case of an incentive stock option, the Stock Option Committees may not provide for a shorter or longer period after the option is granted and, in any event, may not provide for a longer period except in the case where the optionee's employment is terminated by reason of death and (ii) in the case of an option that is not an incentive stock option, the Stock Option Committees may not provide for a shorter period after the option is granted.

EXERCISE PRICE AND TERM

     The exercise price with respect to stock options granted may not be less than 100% (110% for an incentive stock option granted to a greater than ten-percent shareholder) of the fair market value (as defined in the 1998 Plan) of the Common Stock at the time the option is granted. In addition, after an option has been granted, the exercise price may not be reduced. The latest date on which an option may be exercised is ten years (five years for an incentive stock option granted to a greater than ten-percent shareholder) from the date the option was granted or such earlier date as may be specified by the applicable Stock Option Committee at the time the option is granted.

TERMINATION AND AMENDMENT OF THE 1998 PLAN

     No options may be granted under the 1998 Plan more than ten years after April 1, 1998 but options previously granted may extend beyond that date. The 1998 Plan may be amended from time to time by the Stock Option Committees. However, the Stock Option Committees may not, without shareholder approval, amend the 1998 Plan to (i) increase the maximum number of shares of Common Stock which may be issued under the 1998 Plan (except upon changes in capitalization as specified in the 1998 Plan), (ii) change the group of employees or Associates eligible to receive options under the 1998 Plan, (iii) reduce the price at which stock options may be granted, (iv) extend the time within which options may be granted, (v) alter the 1998 Plan in such a way that incentive stock options already granted under the 1998 Plan would not be considered incentive stock options within the meaning of the Code, or (vi) amend the provisions of Section 10 of the 1998 Plan, which relates to amendments to the 1998 Plan. In addition, no amendment shall adversely affect the rights of any optionee (without the optionee's consent) under any option previously granted.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of current Federal income tax consequences of non-qualified stock options and incentive stock options under the relevant provisions of the Code.

FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED STOCK OPTIONS

     In general, no taxable income is realized by an optionee upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee will realize ordinary income equal to the difference between the fair market value of the Common Stock received by the optionee at the time of exercise over the exercise price of such option. When the optionee sells the Common Stock, such optionee is taxed on the difference between the sale price and such optionee's basis in the Common Stock (i.e., fair market value of the Common stock at the time of exercise), as a long or short term capital gain or loss, as applicable. The Company will be entitled to a deduction equal to the ordinary income recognized by the optionee at the time the optionee recognizes such income provided applicable reporting requirements are met, subject to the provisions of Section 162(m) and 280G of the Code. Special rules may apply which could delay the recognition of income with respect to the exercise of the option if the optionee is subject to Section 16(b) of the Exchange Act, unless the optionee elects, pursuant to Section 83(b) of the Code, to be taxed as of the time of exercise based on the fair market value at that time.


FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS

     There are generally no federal income tax consequences to the optionee at the time an incentive stock option is granted or exercised, other than under the alternative minimum tax (as described below). When any of the Common Stock received upon exercise of an incentive stock option is sold, the optionee will realize a capital gain or loss, as applicable, equal to the difference between the selling price of the Common Stock sold and the exercise price paid by the optionee for such Common Stock, provided that (a) the disposition of Common Stock by the optionee is not within two years after the date of grant of the option or within one year after the transfer of such Common Stock to the optionee upon exercise, and (b) the optionee was employed by the Company at all times from the date of grant of the option until three months before the date of exercise. Special rules apply in the case of death or disability. The Company will not be entitled to a deduction for federal income tax purposes upon the grant or exercise of an incentive stock option.

     If the above holding period requirements are not met, the optionee will, in general, recognize ordinary income in the year of the disqualifying disposition of the Common Stock received upon exercise of the option. Such ordinary income will be equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, but not more than the gain, if any, realized on the disqualifying disposition (sale price minus exercise price). The Company, subject to the provisions of Section 162(m) and 280G of the Code, will be entitled to a deduction equal to the ordinary income recognized by the optionee at the time the optionee recognizes such income. If the gain realized on the disqualifying disposition is greater than the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, the difference is taxed as capital gain. If a loss is sustained on the disqualifying disposition (sale price is less than exercise price), the loss is allowable as a long- or short-term capital loss, as applicable.

     For purposes of computing the alternative minimum tax, the bargain element with respect to an incentive stock option (i.e., the excess of the fair market value of the Common Stock received upon exercise over the exercise price) is generally included in alternative minimum taxable income upon exercise.

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 4)


     The Board of Directors has approved, and recommends that the Company's shareholders approve, an amendment to the Company's certificate of incorporation that would increase the number of the authorized shares of the Company's Common Stock, par value $.01 per share, from 150,000,000 to 350,000,000. The full text of the proposed amendment is attached as Exhibit B hereto. The aggregate number of shares of Common Stock which are outstanding or reserved for issuance under the Prior Stock Option Plans plus the number to be reserved under the 1998 Stock Option Plan is 78,097,278 shares of Common Stock as of May 8, 1998.


     The Board of Directors believes that the increased number of authorized shares of Common Stock will improve the Company's flexibility, and will enable the Board of Directors to declare a further stock split or stock dividend if conditions deem such action desirable. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any future actions. No further action nor authorization by the Company's shareholders would be necessary prior to issuance of the Common Stock, except as may be required for a particular transaction by the Company's Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of the Nasdaq Stock Market or of any stock exchange on which the Company's Common Stock may then be listed. Requiring the shareholders to meet and approve each separate issuance of additional Common Stock in these instances would be time-consuming and costly. Moreover, if shareholder authorization of additional Common Stock were postponed until a specific need arose, the delay could, in some instances, deprive the Company and its shareholders of opportunities otherwise available.

     While not intended as an anti-takeover provision, the increase in authorized shares by the proposed amendment could under some circumstances (i) enable existing directors and officers of the Company to increase their beneficial ownership of the Company in response to a takeover attempt by another person by entering into transactions resulting in the issuance of authorized shares by the Company to existing directors and officers and/or (ii) dilute the beneficial ownership of the person making the takeover attempt by issuing shares to another person who might assist the Board of Directors in opposing the takeover if the Board of Directors determines that the takeover is not in the best interests of the Company and its shareholders. The Company's Certificate of Incorporation also authorizes the issuance of 1,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE



     The Company's executive officers and directors are required under the Exchange Act to file reports of ownership of Common Stock of the Company with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year the executive officers and directors of the Company have complied with all applicable filing requirements except that one Statement of Beneficial Ownership with respect to one option grant was not timely filed by the Chief Financial Officer.


                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder intended to be presented at the Company's annual meeting of shareholders expected to be held in June 1999 must be received by the Company no later than January 15, 1999 for inclusion in the proxy statement and form of proxy for that meeting.

                                          WARREN EISENBERG,
                                          Chairman and
                                          Co-Chief Executive Officer

                                          LEONARD FEINSTEIN,
                                          President and
                                          Co-Chief Executive Officer

Union, New Jersey
May 15, 1998

                                                                       EXHIBIT A


                            BED BATH AND BEYOND INC.

                             1998 STOCK OPTION PLAN

1.  PURPOSE.

     The purpose of the Bed Bath & Beyond Inc. 1998 Stock Option Plan (the "Plan") is to encourage and enable key employees (which term, as used herein, shall include officers), and directors of Bed Bath & Beyond Inc. or a parent (if any) or subsidiaries thereof (collectively, unless the context otherwise requires, the "Company"), consultants, and advisors to the Company, and other persons or entities providing goods or services to the Company to acquire a proprietary interest in the Company through the ownership of common stock of the Company. (Such directors, members, consultants, advisors, and other persons or entities providing goods or services to the Company and entitled to receive options hereunder being collectively referred to as the "Associates," and the relationship of the Associates to the Company being referred to as "association with" the Company.) Such ownership will provide such employees and Associates with a more direct stake in the future welfare of the Company and encourage them to remain employed by or associated with the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or association with the Company.

2.  TYPE OF OPTIONS.

     Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the "Code") (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Incentive options may only be granted to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

3.  EFFECTIVE DATE AND TERM OF PLAN.

        (a) The effective date of the Plan shall be April 1, 1998, the date the Plan was adopted by the Board of Directors of the Company (the "Board"), but only if the Plan is approved and ratified by the shareholders of the Company at the 1998 annual meeting of shareholders or any adjournment thereof.

        (b) No option shall be granted under the Plan on or after the tenth anniversary of the effective date of the Plan, but options previously granted may extend beyond that date.

4.  ADMINISTRATION.

     (a) The Plan shall be administered by one or more committees appointed from time to time by the Board (each such committee being referred to as a "Committee"). In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of employees and Associates with respect to which such Committee shall have the power to grant options. In the event that more than one Committee is appointed by the Board, then each reference in the Plan to "the Committee" shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may only exercise the power and authority granted to "the Committee" by the Plan with respect to those employees and Associates that it has the power to grant options to as specified in the resolution of the Board appointing such Committee. Each Committee shall be comprised of two or more directors. A majority of the members of each Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of any Committee under the Plan may be made, without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. All members of each Committee shall be "non-employee directors" within the meaning of Rule 16(b)-3 under the Securities Act of 1933, as amended (the "Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"); provided, however, that the foregoing shall not apply to any Committee that does not have the power to grant options to officers or directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any options granted to such officers and directors. If pursuant to the preceding sentence a Committee is required to be comprised of "non-employee directors" and "outside directors," then the members of such Committee shall not be eligible to receive options under the Plan. In the event that more than one Committee is appointed by the Board, the power to amend the Plan granted by Section 10(b) hereof may only be exercised by a Committee all of whose members are "non-employee directors" and "outside directors" within the meaning of Rule 16(b)-3 under the Act and Section 162(m) of the Code.

     (b) The Committee shall have authority, not inconsistent with the express provisions of the Plan, (i) to grant options to such eligible employees and Associates of the Company as the Committee may select; provided, however, that
(a) the maximum number of options that may be granted under this Plan during any calendar year to any employee or Associate of the Company shall not exceed 100,000 shares (subject to any adjustment in accordance with Section 8(b)), and it is further provided that if the Committee grants to any employee or Associate during any calendar year options to purchase a number of shares that is less than 100,000, or does not grant any options during any calendar year to such employee or Associate, then the amount of such shortfall shall be carried forward and added to the maximum number of options which may be granted in a subsequent year to such employee or Associate, and (b) the maximum number of options that may be granted under this Plan to any employee or Associate of the Company over the term of the Plan shall not exceed 300,000 shares (subject to any adjustment in accordance with Section 8(b)); (ii) to determine the time or times when options shall be granted and the number of Shares subject to each option; (iii) to determine which options are, and which options are not, incentive options; (iv) to determine the terms and conditions of each option;
(v) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (vi) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (vii) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and conclusive on all persons participating in the Plan.

5.  SHARES SUBJECT TO THE PLAN.

     (a) Number of Shares.

     Subject to adjustment as provided in Section 8, the aggregate number of shares of the Company's common stock (the "Shares" or "Stock") that may be delivered upon the exercise of options granted under the Plan shall be 3,000,000. If any option granted under the Plan terminates without having been exercised in full, the number of Shares as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

     (b) Shares to be Delivered.

     Shares delivered under the Plan shall be authorized but unissued Stock or, if the Committee so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

6.  ELIGIBILITY FOR OPTIONS.

     Employees and Associates of the Company eligible to receive options under the Plan shall be those employees and Associates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company shall not preclude an employee from receiving options or additional options under the Plan.

7.  TERMS AND CONDITIONS OF OPTIONS.

     (a) Special Rule for Incentive Options. Consistent with Section 422 of the Code and any regulations, notices or other official pronouncements of general applicability, to the extent the aggregate fair market value

(determined in accordance with Section 7(b) as of the time the option is granted) of the shares of Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year (under all plans of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall not be treated as incentive options. Nothing in this special rule shall be construed as limiting the exercisability of any option, unless the Committee expressly provides for such a limitation at time of grant.

     (b) Exercise Price. The exercise price of each option shall be determined by the Committee, provided, however, that the exercise price per share of Stock shall not be less than 100% (110% for an incentive stock option granted to a greater than ten-percent shareholder) of the fair market value per share of Stock at the time the option is granted, and provided further, that after an option has been granted the exercise price shall not be reduced (subject to any adjustment in accordance with Section 8(b)). A "greater than ten-percent shareholder" shall mean for purposes of the Plan any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The fair market value of a share of Stock as of any date shall be determined for purposes of the Plan as follows: (i) if the Stock is listed on a securities exchange or quoted through the National Association of Securities Dealers Automatic Quotation ("NASDAQ") National Market System, the fair market value shall equal the mean between the high and low sales prices on such exchange or through such market system, as the case may be, on such day or in the absence of reported sales on such day, the mean between the reported bid and asked prices on such exchange or through such market system, as the case may be, on such day, (ii) if the Stock is not listed or quoted as described in the preceding clause but is quoted through NASDAQ (but not through the National Market System), the fair market value shall equal the mean between the bid and offered prices as quoted by the National Association of Securities Dealers through NASDAQ for such day and (iii) if the Stock is not listed or quoted on a securities exchange or through NASDAQ, then the fair market value shall be determined by such other method as the Committee determines to be reasonable and consistent with applicable requirements of the Code and the regulations issued thereunder applicable to incentive options; provided, however, that if pursuant to clause (i) or (ii) fair market value is to be determined based upon the mean of bid and asked prices and the Committee determines that such mean does not properly reflect fair market value, then fair market value shall be determined by the Committee as provided in clause (iii).

     (c) Duration of Options. An option shall be exercisable during such period or periods as the Committee may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years (five years, in the case of an incentive option granted to a "greater than ten-percent shareholder" as defined in Section 7(b)) from the date the option was granted or such earlier date as may be specified by the Committee at the time the option is granted.

     (d) Exercise of Options.

     (1) At the time of the grant of an option, the Committee shall specify whether the option shall be exercisable in full at any time prior to the Final Exercise Date or in installments (which may be cumulative or noncumulative). In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

     (2) The award forms or other instruments evidencing incentive options shall contain such provisions relating to exercise and other matters as are required of incentive options under the applicable provisions of the Code and the regulations thereunder, as from time to time in effect.

     (3) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of Shares for which the option is exercised.

     (4) In the case of an option that is not an incentive option, the Committee shall have the right to require that the individual exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. In the case of an incentive option, if at the time the option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     (5) If an option is exercised by the executor or administrator of a deceased employee or Associate, or by the person or persons to whom the option has been transferred by the employee's or Associate's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (e) Termination of Employment.

     An employee's options shall terminate immediately upon the termination of his employment with the Company, subject to the following exceptions: (i) if the termination is by reason of the death or disability of the employee, the unexercised portion of such options shall continue to be exercisable for 12 months after such termination and (ii) if the termination is for any other reason, excluding termination for cause, the unexercised portion of such options shall continue to be exercisable for three months after such termination. Notwithstanding the foregoing, the Committee in its discretion in any particular case may provide that upon termination of an employee's employment with the Company, the unexercised portion of his options shall continue to be exercisable for a longer or shorter period than the period provided for in the preceding sentence; provided, however, that (A) in the case of an incentive option, the Committee may not provide for a shorter or longer period after the option is granted and, in any event, may not provide for a longer period except in the case where the employee's employment is terminated by reason of death and (B) in the case of an option that is not an incentive option, the Committee may not provide for a shorter period after the option is granted. For purposes of this
Section 7(e), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

     (f) Payment for Stock.

     Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the Committee (not later than the time of grant, in the case of an incentive option), (A) through the delivery of shares of Stock (including shares acquired under the option then being exercised) having a fair market value (determined as provided in Section 7(b)) on the date of exercise equal to the purchase price or (B) by a combination of cash and Stock as provided in clauses (i) and (ii)(A) above or (C) by delivery of a promissory note of the option holder to the Company, such note to be payable in the case of an incentive option, on such terms as are specified in the option (except that, in lieu of a stated rate of interest, an incentive option may provide that the rate of interest on the note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Stock) and the option holder's promissory note; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash or by a combination of cash and Stock.

     (g) Delivery of Stock.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan. The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and
(c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Act, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (h) Nontransferability of Options.

     In the case of an option which is not an incentive stock option, the Committee may provide that options may be transferred to the extent and subject to such limitations as the Committee may specify.

     (i) Restrictions on Stock.

     The Committee may provide that shares of Stock purchased through the exercise of options under the Plan be subject to such restrictions on resale, including restrictions requiring resale to the Company at or below fair market value, or such other restrictions, as the Committee in its sole discretion shall determine, and shall take such steps as it deems necessary or appropriate to carry out the purposes of any such restriction.

8.  MERGERS, RECAPITALIZATIONS, ETC.

     (a) In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all of the Company's assets (all the foregoing being referred to as "Acquisition Events"), then the Committee may in its discretion terminate all outstanding options by delivering notice of termination to each option holder; provided, however, that, during the 20-day period following the date on which such notice of termination is delivered, each option holder shall have the right to exercise in full all of his options that are then outstanding (without regard to limitations on exercise otherwise contained in the options). If an Acquisition Event occurs and the Committee does not terminate the outstanding options pursuant to the preceding sentence, then the provisions of Section 8(b) shall apply.

     (b) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock of securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee. The Committee may also adjust the number of shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan. All determinations and adjustments made by the Committee pursuant to this Section 8(b) shall be binding on all persons.

     (c) The Committee may grant options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

9.  LIMITATION ON RIGHTS.

     Neither the adoption of the Plan nor the grant of options shall confer upon any employee any right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an employee at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

10.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION.

     (a) Neither adoption of the Plan nor the grant of options to an employee shall affect the Company's right to grant to such employee options that are not subject to the Plan, to issue to such employees Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to employees.

     (b) The Committee may at any time discontinue granting options under the Plan. Notwithstanding anything to the contrary in the Plan, with the consent of the option holder the Board may at any time cancel an existing option in whole or in part and grant the option holder another option for such number of shares as the Committee specifies. The Committee may at any time or times amend the Plan or any outstanding option for the purpose of satisfying the requirement of
Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted above) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) change the group of employees or Associates eligible to receive options under the Plan, (c) reduce the price at which options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options already granted hereunder would not be considered incentive stock options under
Section 422 of the Code, or (f) amend the provisions of this Section 10, and no such amendment shall adversely affect the rights of any option holder (without such holder's consent) under any option previously granted.

                                                                       EXHIBIT B

                      PROPOSED AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     Paragraph (a) of the Article Fourth of the Certificate of Incorporation of the Company, providing for the authorization of 150,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, will be eliminated and replaced in its entirety by the following new paragraph (a) of Article Fourth:

          "(a) Authorized Classes of Stock: The total number of shares which the corporation shall have the authority to issue is 351,000,000 of which 350,000,000 are designated Common Stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares are designated Preferred Stock, par value $.01 per share ("Preferred Stock")."

                                      PROXY

                             BED BATH & BEYOND INC.
                               650 Liberty Avenue
                             Union, New Jersey 07083

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Warren Eisenberg and Leonard Feinstein, or either one of them acting singly, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Bed Bath & Beyond Inc. held of record by the undersigned on May 8, 1998 at the Annual Meeting of Shareholders to be held on June 26, 1998 or any adjournment thereof.

                           (CONTINUED ON REVERSE SIDE)

A [X]    Please mark your
         votes as in this
         example.

               FOR all nominees           WITHHOLD
               listed (except as     AUTHORITY to vote
                 marked to the     for all nominees listed
                   contrary)              at right

1. ELECTION                                               Nominees: W. Eisenberg
   OF                 [ ]                   [ ]                     R. Swartz
   DIRECTORS

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                                      FOR     AGAINST    ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT
   OF KPMG Peat Marwick LLP as the                    [ ]       [ ]        [ ]
   independent auditors of the Company.

3. PROPOSAL TO APPROVE AND RATIFY the
   adoption of the Bed Bath & Beyond Inc. 1998        [ ]       [ ]        [ ]
   Stock Option Plan.

4. PROPOSAL TO AMEND THE COMPANY'S
   CERTIFICATE OF INCORPORATION to                    [ ]       [ ]        [ ]
   increase the number of authorized shares of common stock from 150 million to 350 million.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature ____________ Signature if held jointly ____________ DATED:_____, 1998

NOTE: Please sign exactly as name appears herein. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.